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                                                                  Exhibit 23.1







                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the HORIZON Pharmacies, Inc. 1997 Stock Option Plan of our report dated April 4, 1997, except for the third and fourth paragraphs of Note 6, as to which the date is May 31, 1997, with respect to the 1996 financial statements of HORIZON Pharmacies, Inc. included in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-25257) and related Prospectus dated July 8, 1997, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


Oklahoma City, Oklahoma
November 14, 1997